REAL ESTATE PURCHASE AND SALE AGREEMENT

This REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into by and between AVIARA BOATS, LLC, a Tennessee limited liability company whose principal place of business is located at 100 Cherokee Cove Drive, Vonore, Tennessee 37885 (“Seller”), and RMI HOLDINGS, INC., a Florida corporation whose principal place of business is located at 2300 Jetport Drive, Orlando, Florida 32809 (“Buyer”).

RECITALS:

Seller desires to sell to Buyer and Buyer desires to purchase from Seller on the terms and conditions set forth herein, that certain real property consisting of approximately thirty eight (38) acres of land known as 1200-1230 Nautical Way, Merritt Island, Florida 32952 and as more particularly described on Exhibit A attached hereto and incorporated herein by reference (the “Land”), together will all of Seller’s rights, title and interest in and to (i) all rights, benefits, permits, entitlements, development rights, privileges, easements, tenements, hereditaments, and appurtenances belonging or appertaining thereto, (ii) all improvements located on the Land, and

(iii) all assignable licenses, authorizations, approvals, development rights and permits issued by any governmental or quasi-governmental authorities specifically relating to the operation, ownership, use occupancy or maintenance of the Land, including, without limitation, all rights and interest of Seller to any and all water and sewer taps, wastewater, sanitary and storm sewer capacity or reservations and rights under utility agreements with any applicable governmental or quasi- governmental authority specifically attributable to the Land (collectively, the “Real Property”), together with the furniture, fixtures and equipment listed on Exhibit B attached hereto and incorporated herein by reference (the “Personal Property”). The Real Property and the Personal Property shall hereinafter be refereed to collectively as the “Property.”

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

1.
Effective Date of Agreement. The “Effective Date” of this Agreement, as that term shall be used herein, shall be the date on which this Agreement has been executed (as indicated below such party’s signature) and delivered to the other party by the last party to execute and deliver this Agreement. This Agreement shall not be binding, and no obligation shall accrue hereunder, until the Effective Date.

2.
Purchase and Sale. Subject to all of the terms and conditions of this Agreement, Seller shall sell to Buyer and Buyer shall purchase from Seller the Property.

3.
Purchase Price. The purchase price to be paid by Buyer to Seller for the Property shall be TWENTY-SIX MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS

($26,500,000.00) (the “Purchase Price”). The Purchase Price shall be paid to Seller in full at Closing, in cash.

4.
Earnest Money. Within three (3) business days following the Effective Date of this Agreement, Buyer shall deliver to Goldman, Monaghan, Thakkar & Bettin, P.A., Trust

Account, Attn: Mitch Goldman, 96 Willard Street, #302, Cocoa, Florida 32922 (the “Title Company”), by wire transfer, earnest money in the amount of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) (the “Earnest Money”). The Title Company shall: (i) notify Seller of its receipt of the Earnest Money; (ii) execute the escrow agreement attached hereto as Exhibit C and promptly provide a copy thereof to both Buyer and Seller; and (iii) hold the Earnest Money in an interest-bearing account, subject to the remaining terms and conditions of this Agreement and the Escrow Agreement. If Buyer fails to deliver the Earnest Money to the Title Company within the time required by this Agreement, Seller shall have the right to terminate this Agreement upon written notice to Buyer. If Buyer terminates this Agreement on or before expiration of the Due Diligence Period (defined in Section 5 below) for any reason as provided in Section 5 below, then the Earnest Money and any interest accrued thereon shall be refunded to Buyer. If Buyer does not terminate this Agreement prior to the expiration of the Due Diligence Period either through the failure to deliver a Notice to Proceed or by delivery of a Termination Notice to Seller as provided in Section 5 below, then the Earnest Money and any interest accrued thereon shall be: (i) applied to the Purchase Price at Closing, and Buyer shall pay the balance of the Purchase Price at Closing, subject to adjustments and prorations set forth herein; or (ii) delivered to and be the property of Seller if Closing does not occur for any reason other than a default of Seller, unless otherwise expressly provided by this Agreement.

5.
Due Diligence Period. Buyer shall have until 11:59 p.m. (EST) on the date which is seventy-five (75) days after the Effective Date (the “Due Diligence Period”) in which to conduct its due diligence and all inquiries and investigations with respect to the Property as may be determined by Buyer in its sole discretion and at its sole cost and expense. During the Due Diligence Period, Buyer and its officers, employees, agents, advisors, accountants, attorneys and engineers shall have the right to enter upon the Real Property at reasonable times after written notice to Seller for purposes of inspection and examination of the Property (including environmental testing) and otherwise perform whatever tasks reasonably necessary or deemed appropriate by Buyer in its sole discretion. Buyer covenants and agrees that it will not materially disrupt or interfere with any tenants (including their use and/or enjoyment of the Property) or Seller’s operations of the Property during such inspections and investigations thereof.

This Agreement shall terminate on the expiration of the Due Diligence Period unless Buyer has provided notice to Seller, in writing, on or before the end of the Due Diligence Period that Buyer elects to proceed with this Agreement (the “Notice to Proceed”). At any time prior to the expiration of the Due Diligence Period, Buyer shall also have the right to terminate this Agreement by written notice to Seller (the “Termination Notice”). If Buyer delivers a Termination Notice during the Due Diligence Period, or if Buyer does not provide the Notice to Proceed in accordance with this Section 5, this Agreement shall immediately terminate as of the date of the Termination Notice (or as of the end of the Due Diligence Period if no Notice to Proceed is delivered), and the Earnest Money and any interest accrued thereon shall be promptly returned to Buyer and the parties hereto shall be relieved of all liabilities and obligations under this Agreement except to the extent expressly provided in this Agreement. Within five (5) business days of any termination of this Agreement, Buyer shall return to Seller all reports and other information that Seller provided Buyer for purposes of conducting its due diligence.

Within five (5) business days after the Effective Date, Seller shall provide Buyer, for information purposes only, those documents and agreements listed on Exhibit D in Seller’s actual possession and/or control, including but not limited to any leases, with any and all amendments, assignments or extensions, surveys, title reports, title policies, studies, construction documents, permit and approvals and environmental studies or reports (collectively, the “Property Information”). Seller shall have a continuing duty, within five (5) business days of Seller’s receipt of any additional or revised Property Information, or Buyer’s reasonable request for additional documentation or information related to the Property, to make supplemental deliveries to Buyer through the date of Closing of any such revised or additional documents. Buyer agrees to keep all Property Information confidential except as may be required to be disclosed pursuant to applicable law and as may be provided to Buyer’s third-party professionals for purposes of evaluating the Property Information or providing financing to Buyer.

Buyer shall defend and indemnify Seller and its respective employees, agents, partners, members, managers, affiliates, subsidiaries, contractors, attorneys, officers, directors, tenants and invitees (collectively, the “Seller’s Affiliates”), and hold same harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorney’s fees and disbursements) (collectively “Claims”) suffered or incurred by same and arising out of or in connection with: (i) the entry upon the Real Property by Buyer and/or Buyer’s representatives, including but not limited to any bodily injury or death of any person or property damage arising out of or in conjunction with same, except for any Claims caused by the gross negligence or intentional misconduct of Seller; (ii) any activities conducted thereon by Buyer and/or Buyer’s representatives, except for any Claims caused by the gross negligence or intentional misconduct of Seller; (iii) any liens or encumbrances filed or recorded against the Property or any portion thereof, or any other property of Seller or of Seller’s Affiliates, as a consequence of activities undertaken by Buyer and/or Buyer’s representatives. The provisions of this section shall survive Closing and any termination of this Agreement prior to Closing.

6.
Title Commitment. Within fifteen (15) days of the Effective Date, Seller shall deliver to Buyer a title insurance commitment (the “Title Commitment”), issued by a title company reasonably acceptable to Buyer (the “Title Company”) in form and content reasonably accept to Buyer, and legible copies of all documents referenced therein. At Closing, Seller shall provide to Buyer and the Title Company any and all documents that are reasonably necessary to satisfy all requirements (including those relating to the release of any and all mortgages encumbering the Property) and the standard pre-printed exceptions set forth in the Title Commitment for the issuance of an extended coverage owner’s title insurance policy in favor of Buyer insuring good and marketable fee simple title to the Property, subject only to the Permitted Exceptions, with an insured amount equal to the Purchase Price (the “Title Policy”). As used in this Agreement, the term “Permitted Exceptions” shall mean: (i) the exceptions to title reflected in the Title Commitment and all amendments or updates to the Title Commitment which are approved (or deemed approved) by Buyer pursuant to this Section 6; and (ii) real estate taxes for the year of Closing and not yet due and payable.

If the Title Commitment discloses matters or defects in the Title Commitment or Survey to the Real Property that are not acceptable to Buyer, Buyer shall promptly deliver written notice to Seller specifying such matters and in any event no later than (a) the thirtieth (30th) day after Buyer’s receipt of the Title Commitment and exception documents, or (ii) the forty-fifth (45th) day of the Due Diligence Period (a “Notice of Title Defect”). Any such objection by Buyer shall be deemed a “Title Defect” whether shown on the Survey or disclosed in the Title Commitment.

Seller shall provide written notice to Buyer within five (5) business days following Seller’s receipt of the Notice of Title Defect as to which, if any, of the Title Defects Seller intends to cure prior to Closing. Seller’s failure to timely provide Notice to Buyer in response to Buyer’s Notice of Title Defect shall be deemed Seller’s election not to cure. Notwithstanding anything contained herein to the contrary, Seller covenants and agrees that at or prior to Closing, Seller shall cure, satisfy, or remove (as applicable) at Seller’s expense any mortgages, deeds to secure debt, assignments of leases and rents, liens, past due taxes judgements, and other monetary encumbrances affecting the Property that were not caused or created by Buyer or its due diligence activities in connection with the Property, but shall not be obligated to cure any other Title Defect. Buyer shall also have the right to update the Title Commitment and the Survey prior to Closing and to object to any title or survey matter that appears after the effective date of the initial Title Commitment or Survey that was not caused or created by Buyer or its due diligence activities in connection with the Property (“Subsequent Title Defects”). Seller shall have the obligation to cure such Subsequent Title Defects on or prior to Closing.

If Seller shall fail or decline to comply with any such requirement to cure a Title Defect or a Subsequent Title Defect in accordance with this Section 6, then, at the option of Buyer, Buyer may (i) waive such matters or defects and proceed to Closing without a diminution in the Purchase Price, or (ii) terminate this Agreement by written notice to Seller prior to expiration of the Due Diligence Period, in which event the Earnest Money and any interest accrued thereon shall be refunded to Buyer and each of the parties shall be released from further liability to the other (except for the indemnity obligations of Buyer under Section 5 above). Seller agrees that it will not enter into any new encumbrances, leases or other agreements applicable to the Real Property after the Effective Date of this Agreement without the prior written approval of Buyer, and Seller shall not enter into, extend, or renew beyond Closing any lease or other agreement covering any portion of the Real Property without the prior written approval of Buyer.

7.
Survey. During the Due Diligence Period, Buyer shall have the right to obtain, at its sole cost and expense, a survey with respect to the Real Property prepared by a land surveyor registered and licensed in the State of Florida (the “Survey”). If the Survey discloses any matters objectionable to Buyer, Buyer shall promptly deliver written notice to Seller specifying such matters together with a copy of the Survey, and Seller shall make a good faith attempt to cure any such survey issues before the expiration of the Due Diligence Period, to the extent reasonably practicable. If Seller is not able to cure any objectionable survey matters before the expiration of the Due Diligence Period, Buyer may (i) waive such matters or defects and proceed to Closing without a diminution in the Purchase Price, or (ii) terminate this Agreement by written notice to Seller prior to expiration of the Due Diligence Period, in which event the Earnest Money and any interest accrued thereon shall be refunded to Buyer and each of the parties shall be released from further liability to the other (except for the indemnity obligations of Buyer under Section 5 above). Within five (5) business days from the Effective Date, Seller shall deliver to Buyer copies of prior surveys, plans, specifications, and engineering documents, if any.

8.
Conditions to Closing. The parties acknowledge and agree that the Buyer’s obligations under this Agreement (i.e., Buyer’s obligations to close its purchase of the Property once the Due Diligence Period expires) are specifically contingent and conditioned upon the following (each a “Condition to Closing”):

(a)
Assignment of Port Lease. Seller assigning to Buyer at Closing all of Seller’s right, title and interest in and to the Lease Agreement between the Canaveral Port Authority, as lessor, and the Sea Ray Division of Brunswick Corporation, as lessee, dated April 1, 1998, as assigned to Vectorworks Merritt Island, LLC (“VMI, LLC”) by the Sea Ray Division of Brunswick Corporation under the Assignment and Assumption of Lease Agreement dated February 22, 2012, and as assigned to Seller by VMI, LLC under the Assignment and Assumption of Lease Agreement dated October 26, 2020 (collectively the “Port Lease”), to enable Buyer to utilize the boat harbor on the northern side of the Real Property that is owned by the Canaveral Port Authority (the “Port Authority”). The parties acknowledge and agree that the Port Lease may not be assigned without the consent of the Port Authority, and Buyer shall be solely responsible for obtaining the consent of the Port Authority for assignment of the Port Lease to Buyer at Closing. Buyer agrees to exercise commercially reasonable efforts to obtain the consent of the Port Authority, and Seller agrees to work together with Buyer in good faith and exercise commercially reasonable efforts to assist Buyer in obtaining the consent of Port Authority for assignment of the Port Lease to Buyer at Closing.

(b)
Assignment of Title V Air Quality Permit. Seller assigning to Buyer at Closing its current Title V air quality permit (the “Air Permit”) as provided in this Section 8(b). Buyer shall be solely responsible for obtaining any necessary governmental approvals for assignment of the Air Permit to Buyer at Closing, and Buyer agrees to exercise commercially reasonable efforts to obtain any such governmental approvals. Seller agrees to work together with Buyer in good faith and exercise commercially reasonable efforts to assist Buyer in obtaining any necessary governmental approvals for assignment of the Air Permit to Buyer at Closing. The parties acknowledge and agree: (i) that Seller will complete, execute and deliver at Closing the Application for Transfer of Air Permit that is required by the Florida Department of Environmental Protection (“FDEP”) for transfer of the Air Permit (the “Application”); (ii) that Buyer will have thirty (30) days from Closing to sign and file the Application with the FDEP to request transfer of the Air Permit to Buyer; and (iii) that Seller’s completion, execution and delivery of the Application at Closing shall constitute Seller’s assignment of the Air Permit to Buyer at Closing as required by this Agreement. Notwithstanding the foregoing, Seller agrees to work together with Buyer in good faith and exercise commercially reasonable efforts to assist Buyer with transfer of the Air Permit to Buyer after Closing, and Seller agrees to provide any information and execute any documents that may be reasonably requested by the Buyer and/or the FDEP in connection with the transfer of the Air Permit to Buyer after Closing.

(c)
No Material Change. As of the Closing, there shall have been no material adverse change in the condition of the Property from the condition that existed on the Effective Date.

(d)
Representations and Warranties. As of the Closing Date, all of Seller’s representations and warranties are true, correct, and accurate, and complete.

(e)
Title. Seller’s fee simple title to the Property shall be marketable, free of defects and any liens, claims, encumbrances, leases, occupancies, easements, rights-of-way, encroachments, obligations, covenants, conditions, restrictions or limitations, recorded or unrecorded, excepting only Permitted Exceptions, and the Title Company shall be unconditionally prepared to issue the Title Policy at no greater than standard rates.

In the event that any of the foregoing conditions are not met or cannot be met on or before Closing Date (as defined in Section 9 below), despite Buyer’s or Seller’s, as applicable, commercially reasonable efforts to satisfy such conditions, Buyer shall have the option of (i) waiving any such condition in writing and proceeding with Closing, or (ii) terminating this Agreement upon written notice to Seller prior to the Closing Date, or (iii) extending the Closing Date for a period of time sufficient to allow Seller additional time to satisfy any remaining Condition to Closing that is Seller’s responsibility or Buyer additional time to satisfy any remaining Condition to Closing that is Buyer’s responsibility, or (iv) treat any failure of a Condition to Closing that is Seller’s responsibility due to a breach of this Agreement or due to the action or inaction of Seller as a Seller default and avail itself of any of the remedies set forth in this Agreement for a Seller default. If after exercising option (iii) above, any Condition to Closing still has not been satisfied following such extension period, Buyer may then elect to exercise option (i), (ii), or (iv) above. If this Agreement is terminated by Buyer pursuant to this Section 8, the Earnest Money and any interest accrued thereon shall be returned to Buyer, and the parties hereto shall be relieved of all liabilities and obligations under this Agreement except to the extent expressly provided in this Agreement to the contrary. In the event of the waiver of any such condition by Buyer in writing, this Agreement shall continue in full force and effect as to all other terms and conditions.

9.
Closing. Closing (“Closing”) shall be conducted by and held at the offices of Title Company by mail on or prior to the fifteenth (15th) day after the expiration of the Due Diligence Period (“Closing Date”). At Closing, the Earnest Money and any interest accrued thereon shall be credited against the Purchase Price. Time shall be of the essence with respect to all matters herein.

10.
Seller’s Deliveries. At Closing, Seller shall deliver, or cause to be delivered, to Buyer, in form and content reasonably acceptable to Seller and Buyer, the following documents, each fully executed and acknowledged as required:
(a)
General Warranty Deed. A general warranty deed conveying good and marketable fee simple title to the Real Property, free and clear of any and all liens, encumbrances, conditions, easements, rights of way, assessments and restrictions, subject only to the title exceptions approved or waived by Buyer in accordance with the provisions of Section 6 above (the “Permitted Exceptions”).

(b)
Bill of Sale. A bill of sale conveying good and marketable title to the Personal Property, free and clear of any and all liens and encumbrances.
(c)
Affidavit. An owner’s affidavit with respect to construction liens and parties in possession, in form reasonably acceptable to Buyer, sufficient to permit the Title Company to delete the "construction lien," "rights or claims of parties in possession" and "gap" exceptions from the title insurance policy, and stating that the Real Property is free and clear of all liens, encumbrances, licenses, contracts or claims of rights, which claims may serve as the basis of a lien or charge against the Real Property, whether due to services, material or labor supplied for the benefit of or delivered to the Real Property, except to the extent arising from Buyer’s or Buyer’s representative’s acts or omissions or with respect to the Permitted Exceptions. The affidavit will also certify that there are no unpaid bills or claims relating to the Real Property as of the day of Closing.

(d)
FIRPTA Affidavit. A FIRPTA non-foreign transfer certificate in accordance with Section 1445 of the Internal Revenue Code.

(e)
Closing Statement. A closing statement setting forth the Purchase Price, Earnest Money and interest accrued thereon, all credits, adjustments and prorations between Buyer and Seller, the net cash to close due Seller and all closing costs and other expenses.

(f)
Entity Documents. A resolution or other appropriate documentation authorizing the transactions contemplated by this Agreement.

(g)
Assignment of Port Lease. An Assignment of the Port Lease in substantially the same form as the Assignment and Assumption of Lease Agreement between Seller and VMI, LLC dated October 26, 2020 and reasonably acceptable to Buyer.

(h)
Assignment of Air Permit. A completed and executed Application for transfer of the Air Permit to Buyer in accordance with the provisions of Section 8(b) above.

11.
Buyer's Deliveries. At Closing, Buyer shall deliver, or cause to be delivered, to Seller, in form and content reasonably acceptable to Seller and Buyer, simultaneously with Seller's delivery of the documents required pursuant to the preceding section, the following, each fully executed and acknowledged as required:

(a)
Purchase Price. The Purchase Price, adjusted for the Earnest Money and interest accrued thereon, and prorations and adjustments provided for in this Agreement.

(b)
Closing Statement. A closing statement between Seller and Buyer, reflecting the Purchase Price, Earnest Money and interest accrued thereon, prorations and adjustments set forth in this Agreement, and all closing costs and other expenses.

(c)
Entity Documents. A resolution or other appropriate documentation authorizing Buyer’s consummation of the transactions contemplated by this Agreement and Buyer’s execution and delivery of all documents in conjunction therewith.

(d)
Assumption of Port Lease. An assumption of Seller’s obligations under the Port Lease from and after Closing and indemnifying Seller with respect to same.
12.
Closing and Recording Costs. Seller shall pay the cost of documentary stamp taxes on the warranty deed, the title exam fees, municipal lien search fees, the cost of the Title Commitment and Title Policy in the amount of the Purchase Price, the commission due Seller’s Broker (as hereinafter defined), the cost of any tax certificates, and one-half (1/2) of the customary fees of the Title Company for serving as the escrow agent and the closing agent. Buyer shall pay the cost to record the deed, the cost of the Survey, the cost of any endorsements to the Title Policy desired by Buyer, and one-half (1/2) of the customary fees of the Title Company for serving as the escrow agent and the closing agent. Each party shall pay its respective legal fees. Seller shall receive a credit on the closing statement for the security deposit, if any, that the Canaveral Port Authority is holding under the Port Lease.
13.
Adjustments and Prorations. The following are to be prorated and adjusted as of the Closing Date:

a.
Taxes. Any real estate taxes and personal property taxes for the year of Closing shall be prorated at Closing, and Seller shall be responsible for any real estate taxes and personal property taxes allocable to any prior year. Buyer shall receive a credit against the Purchase Price for Seller’s share of the taxes for the year of Closing and shall assume payment of such taxes and assessments for the year of Closing and subsequent years. In the event the assessed valuation of the Real Property or the tax rates for the year of Closing are not known at the time of the Closing, the proration of taxes and assessments for the year of Closing shall be made on the basis of the most recent valuation and tax rates with an appropriate adjustment made between the parties when the actual valuation and tax rates are known.

b.
It shall be the obligation of Buyer to determine, during the Due Diligence Period, whether there shall exist any certified, confirmed and ratified special assessment liens, or any special assessment for public or subdivision services benefiting the Real Property. Notwithstanding the foregoing, Seller shall disclose to Buyer any certified, confirmed and ratified special assessment liens, or any special assessments for public or subdivision services benefiting the Real Property of which Seller has knowledge. The same shall constitute Permitted Exceptions, provided that Seller shall be responsible for payment of the portion of any special assessment that covers the period of Seller’s ownership of the Real Property prior to Closing.

c.
Seller and Buyer will cooperate to transfer accounts, to the extent transferable, with the various utility services serving the Property in such a way as to avoid any interruption in service and to obtain accurate figures with respect to prorating the cost of same as of the Closing Date.

d.
Any other expenses, rents, and revenues of the Property shall be prorated through the date of Closing.

e.
All sums due for accounts payable which are Seller's responsibility and which are due and owing and were incurred by Seller or with respect to the Property for periods prior to the Closing Date will be paid by Seller. All accounts payable incurred or attributable to periods after the Closing Date will be paid by Buyer or reimbursed to Seller by Buyer.

14.
Possession. At Closing, Buyer shall be granted full, complete and exclusive possession of the Property.

15.
Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:

(a)
Seller is a limited liability company duly organized, validly existing and in good standing in the State of Tennessee.

(b)
Seller is authorized to execute this Agreement and bind Seller to the terms hereof without the consent or joinder of any other person or entity or any such consent or joinder has been obtained.

(c)
The person signing this Agreement on behalf of Seller has the authority to do so, and this Agreement constitutes a valid and binding obligation of Seller.

(d)
Seller is solvent and is able to pay its debts as they mature. No proceeding in bankruptcy or for the appointment of any receiver for all or any portion of the Property, real or personal, has been filed by or against Seller in any federal or state court.

(e)
There is no litigation pending or, to Seller’s knowledge threatened, against Seller or the Property which would have any material, adverse effect on Seller’s ability to perform its obligations under this Agreement.

(f)
The execution of this Agreement and the consummation of the transaction contemplated herein does not and will not violate the terms of any agreement or court order which is binding upon Seller or the Property.

(g)
Seller has not received notice from any governmental authority having jurisdiction over the Property that the Property does not presently comply with any applicable federal, state, county and municipal laws, ordinances, rules and regulations.

(h)
Neither Seller nor any of Seller’s direct or indirect members, partners or equity holders is, and none of such parties will be, a person or entity with whom Buyer is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) or Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto, including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List.

(i)
Seller has been engaged in the boat manufacturing business and has maintained, or does maintain, “hazardous substances” on the Real Property in accordance with all applicable environmental laws. These hazardous substances include, but are not necessarily limited to, vinylester, polyester, epoxy resins, primer and paint, solvents for multiple uses, and other similar and related material in conjunction with the boat manufacturing business.

(j)
There are no parties in possession of any portion of the Property as lessees, tenants at sufferance or trespassers. Further, no person, firm, corporation, or other entity has any right or option to acquire the Property or any part thereof, whether or not superior to Buyer’s rights under this Agreement.

Each of the representations and warranties contained in this Section 15 shall be deemed made as of the date of this Agreement and again as of the Closing Date, and shall survive Closing for a period of one (1) year.

16.
Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

(a)
Buyer is a corporation duly organized, validly existing and in good standing in the State of Florida.

(b)
Any entity that is or becomes a permitted assignee of Buyer shall be duly organized, validly existing and in good standing in the place of its formation.

(c)
Buyer is authorized to execute this Agreement and bind Buyer to the terms hereof without the consent or joinder of any other person or entity.

(d)
The person signing this Agreement on behalf of Buyer has the authority to do so, and this Agreement constitutes a valid and binding obligation of Buyer.

(e)
Buyer is solvent and is able to pay its debts as they mature. No proceeding in bankruptcy or for the appointment of any receiver for all or any portion of Buyer’s property, real or personal, has been filed by or against Buyer in any federal or state court.

(f)
There is no litigation pending or, to the best of Buyer’s knowledge, threatened against Buyer which would have any material adverse effect on Buyer’s ability to perform its obligations under this Agreement.

(g)
The execution of this Agreement and the consummation of the transaction contemplated hereby does not and shall not violate the terms of any agreement or court order which is binding upon Buyer.
(h)
Neither Buyer nor any of Buyer's direct or indirect members, partners or equity holders is, and none of such parties will be, a person or entity with whom Seller is restricted from doing business under the USA Patriot Act or Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto, including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List.

Each of the representations and warranties contained in this Section 16 shall be deemed made as of the date of this Agreement and again as of the Closing Date, and shall survive Closing for a period of one (1) year.

17.
Broker Commissions. Seller has agreed to pay Lightle Beckner Robinson, Inc., as Agent and Broker for Seller (“Seller’s Broker”) a commission at Closing pursuant to a separate agreement. Seller shall indemnify and hold the Buyer harmless against any and all liability, cost, damage and expense (including, but not limited to, reasonable attorneys’ fees) which Buyer shall incur because of any claim by Seller’s Broker or any other broker or agent claiming to have been engaged by Seller, whether or not meritorious, for any commission or other compensation with respect to this Agreement or to the purchase and sale of the Property in accordance with this Agreement.

Buyer hereby warrants to the Seller that Buyer has not dealt with any broker or agent with respect to the purchase and sale of the Property as contemplated by this Agreement other than

Seller’s Broker. Buyer shall indemnify and hold the Seller harmless against any and all liability, cost, damage and expense (including, but not limited to, reasonable attorneys’ fees) which Seller shall incur because of any claim by any other broker or agent claiming to have been engaged by Buyer, whether or not meritorious, for any commission or other compensation with respect to this Agreement or to the purchase and sale of the Property in accordance with this Agreement.

18.
Condemnation. In the event that, prior to Closing, any part of the Real Property shall be acquired, taken or condemned for any public or quasi-public use or purpose resulting in an adverse impact upon the Real Property, then provided Buyer is not in default under this Agreement, Buyer shall have the option to either (i) terminate this Agreement and receive a refund of the Earnest Money and any interest accrued thereon, or (ii) proceed, subject to all other terms, covenants and conditions of this Agreement, to the Closing of the transaction contemplated hereby without a reduction of the Purchase Price and receive an assignment at Closing of Seller’s interest in any and all damages, awards or other compensation arising from or attributable to such acquisition or condemnation proceedings. Notwithstanding the foregoing, Buyer shall not have the right to terminate this Agreement, or the right to receive a diminution of the Purchase Price, on account of a condemnation that does not materially impact the Buyer’s anticipated use and operation of the Property, such as a condemnation of an easement right, or public right of way, or a strip of land along the public roadway for widening the roadway or installation of utilities therein.

19.
Casualty. If any part of the Property is damaged or destroyed by fire or other casualty after the Effective Date, Seller will promptly provide written notice of such casualty event to Buyer. Provided Buyer is not in default under this Agreement, Buyer shall then have the option to either (i) terminate this Agreement, in which event the Earnest Money and any interest accrued thereon will be refunded to Buyer, or (ii) accept at Closing the Property in its damaged condition, an assignment of any insurance proceeds Seller is entitled to receive along with the insurer’s consent to the assignment and a credit to the Purchase Price in the amount of any unpaid deductible under insurance policy for the loss.

20.
Default by Buyer. In the event of a default by Buyer, and if such default is not remedied within ten (10) business days after written notice to Buyer, then Seller shall have the right, upon written notice to Buyer, to either: (i) terminate this Agreement, and to receive and recover the Earnest Money and any interest accrued thereon as liquidated and mutually agreed upon damages, in which event the parties shall thereafter be relieved from all further obligations hereunder other than Buyer’s indemnification obligations under this Agreement and obligations under any provision of this Agreement which, by its terms, is to survive the termination of this Agreement; or (ii) exercise the equitable right of specific performance against Buyer with respect to this Agreement. The remedies provided for herein shall be Seller’s sole and exclusive remedies in the event of a default by Buyer. Under no circumstances shall Buyer be liable for any consequential, punitive, exemplary, speculative, special, or indirect damages, provided that Seller shall be entitled to recover its attorney’s fees and other costs as provided in Section 31 below in the event that Seller is the prevailing party in an action for specific performance against Buyer.

21.
Default by Seller. In the event of a default by Seller, and if such default is not remedied within ten (10) business days after written notice to Seller, then at the option of Buyer, and as Buyer’s sole and exclusive remedies: (a) Buyer shall have the right, upon written notice to Seller, to terminate this Agreement whereupon Earnest Money and any interest accrued thereon shall be returned to Buyer, Seller shall pay to Buyer an amount equal to Buyer’s actual and documented third party costs and expenses incurred in connection with this Agreement, provided that Seller’s liability for such costs and expenses shall not exceed the sum of Fifty Thousand Dollars ($50,000.00), and thereafter the parties shall be relieved from all further obligations, under this Agreement other than Buyer’s indemnification obligations and obligations under any provision of this Agreement which, by its terms, is to survive the termination of this Agreement; or (b) Buyer shall have the right to proceed against Seller in an action for specific performance to force closing. Notwithstanding anything in the foregoing to the contrary, with respect to a default by Seller of any of its obligations under this Agreement which cannot be remedied by specific performance or that survive termination of this Agreement or Closing, Buyer may seek actual monetary damages from Seller and/or pursue any and all other remedies that may be available to Buyer, at law or in equity. No other action may be taken to recover costs or damages, provided that Buyer shall be entitled to recover its attorney’s fees and other costs as provided in Section 31 below in the event that Buyer is the prevailing party in an action for specific performance against Seller.

22.
Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto in respect of the subject matter hereof and supersedes any and all other written or oral agreements, representations, documents, memoranda, and understandings between the parties relating to such subject matter.

23.
Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, personal representatives, successors and permitted assigns.
24.
Survival of Provisions. All representations, warranties and agreements contained herein shall not, except where survival beyond Closing is specifically provided for in this Agreement, survive the Closing contemplated by this Agreement.
25.
Waiver; Modification. The failure by the Buyer or Seller to insist upon or enforce any of their rights shall not constitute a waiver thereof, and except to the extent conditions are waived by the express terms of this Agreement, nothing shall constitute a waiver of the Buyer’s right to insist upon strict compliance with the terms of this Agreement. Either party may waive the benefit of any provision or condition for its benefit which is contained in this Agreement. No oral modification of this Agreement shall be binding upon the parties and any modification must be in writing and signed by the parties.
26.
Governing Law. This Agreement shall be governed by and construed under the laws of the State of Florida, without regard to the conflict of law or choice of law principles thereof.

27.
Jurisdiction and Venue. Each of the parties irrevocably and unconditionally: (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement shall be in the state courts of Brevard County, Florida or the United States District Court for the Middle District of Florida, Orlando Division; (b) consents to the jurisdiction of such courts in any such suit, action or proceeding; and (c) waives any objection which it may have to the laying of venue in those courts of any such suit, action or proceeding in any of such courts.

28.
Headings. The section headings as set forth in this Agreement are for convenience or reference only and shall not be deemed to vary the content of this Agreement or limit or enlarge the provisions or scope of any section herein.

29.
Notices. All notices, requests and consents hereunder to any party, shall be deemed to be sufficient if in writing and (i) delivered in person, (ii) delivered via facsimile or electronic mail with delivery confirmation received, and with the original or a copy of such notice being sent the same day by any other method provided in this Section 29 (e.g., sent via electronic mail and overnight delivery service on the same day), (iii) duly sent by registered, certified or priority mail, postage prepaid, with return receipt or delivery confirmation requested, or (iv) duly sent by overnight delivery service, addressed to such party at the address set forth below (or at such other addresses as shall be specified by like notice):

If to Seller: Aviara Boats, LLC Attention: Timothy M. Oxley 100 Cherokee Cove Drive Vonore, Tennessee 37885

Tel.: (423) 884-2221

Fax: (423) 884-7781

Email: tim.oxley@mastercraft.com

with a copy to:

Egerton, McAfee, Armistead & Davis, P.C. Attention: Norman G. Templeton, Esq.

900 S. Gay Street, Suite 1400

Knoxville, Tennessee 37902

Tel.: (865) 546-0500

Fax: (865) 525-5293

Email: ntempleton@emlaw.com

If to Buyer: RMI Holdings, Inc. Attention: Sean Cuda 2300 Jetport Drive

Orlando, Florida 32809

Tel.: (407) 447-9297

Fax: ( ) -

Email: scuda@regalboats.com

with a copy to:

Shuffield, Lowman & Wilson, P.A. Attention: Bill Lowman

1000 Legion Place, Suite 1700

Orlando, FL 32801

Tel.: (407) 581-9800

Fax: ( ) -

Email: wlowman@shuffieldlowman.com

If to Title Company: Goldman, Monaghan, Thakkar & Bettin, P.A.

Attention: Mitch Goldman, Esq. 96 Willard Street, #302

Cocoa, Florida 32922

Tel.: (866) 583-9950

Fax: (321) 639-9950

Email: mitch@cfglawoffice.com

All such notices and communications shall be deemed to have been given when transmitted in accordance herewith to the foregoing persons at the addresses set forth above; provided, however, that the time period in which a response to any such notice must be given shall commence on the date of receipt thereof; provided, further, that rejection or other refusal to accept or inability to deliver because of changed address for which no notice has been received shall also constitute receipt. The respective attorneys for Seller and Buyer are authorized to send notices and demands hereunder on behalf of their respective clients. If more than one method of delivery is utilized by the sender, such as delivery of the notice by both electronic mail and overnight delivery service, the notice shall be deemed effective when first delivered.

30.
Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns. Buyer shall be permitted to close in the name of any nominee selected by Buyer so long as such nominee entity is solvent and free from any bankruptcy proceedings, but any such assignment shall not relieve Buyer of or release Buyer from its obligations hereunder. Each of Buyer and Seller shall also have the right to assign this Agreement to a qualified intermediary in connection with effecting a tax-deferred exchange under Internal Revenue Code Section 1031, as amended, and in the event either party so elects, the other party shall cooperate in this regard.

31.
Attorneys’ Fees. In connection with any litigation arising out of this Agreement, the prevailing party, whether Buyer or Seller, shall be entitled to recover from the other party all costs incurred, including reasonable attorneys’ fees and paralegal charges for services rendered in connection with such litigation, whether incurred before, during or after trial, on appeal, or in conjunction with post-judgment, administrative or bankruptcy proceedings. The provisions of this section shall survive the Closing and any termination of this Agreement.

32.
Time of the Essence. Time is of the essence with respect to each provision of this Agreement which requires that action be taken by either party within a stated time period, or upon a specified date. Provided however, if the date for performance is on a Saturday, Sunday or Federal holiday, the date for performance shall be extended to the next business day. The provisions of this section shall survive the Closing and any termination of this Agreement.

33.
Construction. Each party hereto hereby acknowledges that all parties hereto participated equally in the drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one party than the other.

34.
Waiver of Jury Trial. Each party hereby waives any right to a jury trial in connection with any dispute between the parties arising out of or concerning this Agreement or any course of conduct related hereto.

35.
Agreement Not Recordable. Neither this Agreement, nor any notice of it, shall be recorded in the Public Records of the county in which the Property is located.

36.
No Third-Party Rights. Nothing expressed or referred to in this Agreement will be construed to give any third party any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

37.
Acceptance of Property in As Is Condition. BUYER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, AS TO ANY ASPECT OF THE PROPERTY WHATSOEVER, EXCEPT FOR: (I) THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTION 15 OF THIS AGREEMENT; AND (II) THE WARRANTY OF TITLE IN THE DEED THAT WILL BE DELIVERED TO BUYER AT CLOSING. NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF THE BUYER ACKNOWLEDGES THAT NO PERSON HAS MADE (EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT), ANY REPRESENTATION, AGREEMENT, STATEMENT, WARRANTY, GUARANTY OR PROMISE REGARDING THE PROPERTY OR THE TRANSACTION CONTEMPLATED HEREIN; AND NO SUCH REPRESENTATION, WARRANTY, AGREEMENT, GUARANTY, STATEMENT OR PROMISE IF ANY, MADE BY ANY PERSON ACTING ON BEHALF OF SELLER SHALL BE VALID OR BINDING UPON SELLER UNLESS EXPRESSLY SET FORTH HEREIN. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER (EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT) AND AGREES (IF BUYER ELECTS TO PROCEED TO CLOSING) TO ACCEPT THE PROPERTY AT THE CLOSING AND WAIVE ALL OBJECTIONS OR CLAIMS AGAINST SELLER (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM OF CONTRIBUTION) ARISING FROM OR RELATED TO THE PROPERTY. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY, TRUTHFULNESS OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENT, REPRESENTATION OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, CONTRACTOR, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR

HEREIN IS MADE ON AN "AS IS, WHERE IS" CONDITION AND BASIS WITH ALL FAULTS. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OR ANY TERMINATION HEREOF. “PROPERTY” INCLUDES BOTH THE REAL PROPERTY AND PERSONAL PROPERTY TO BE CONVEYED TO BUYER.

38.
Counterparts. This Agreement may be executed in any number of separate counterparts by the parties hereto, each of which, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument. Any signature page from any such counterpart may be attached to any other counterpart to complete a fully executed counterpart of this Agreement. Signatures to this Agreement (or to any assignment or amendment to this Agreement) transmitted in a commonly accepted electronic format that reproduces an image of the actual executed signature page shall be deemed a binding original and shall have the same legal effect, validity, and enforceability as a manually executed counterpart of the document to the extent and as provided for in the Federal Electronic Signatures in Global and National Commerce Act and the applicable state law based on the Uniform Electronic Transactions Act.

[Signatures on Following Page.]

[SIGNATURE PAGE TO REAL ESTATE PURCHASE AND SALE AGREEMENT]

IN WITNESS WHEREOF, Seller and Buyer have executed this Real Estate Purchase and Sale Agreement as of the date set forth below, to be effective as of the Effective Date set forth in Section 1 above.

SELLER:

AVIARA BOATS, LLC

By: Timothy M. Oxley

Chief Financial Officer, Secretary and Treasurer Date:

BUYER:

RMI HOLDINGS, INC.

By: Name: Title: Date:

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

PARCEL 1: (FEE SIMPLE ESTATE):

A PORTION OF SECTION 12,TOWNSHIP 24 SOUTH, RANGE 36 EAST AND SECTION 7,TOWNSHIP 24 SOUTH, RANGE 37 EAST, BREVARD COUNTY, FLORIDA, BEING ALL THOSE LANDS DESCRIBED IN OFFICIAL RECORDS BOOK 2374,PAGE 1636; OFFICIAL RECORDS BOOK 2391, PAGE 80; OFFICIAL RECORDS BOOK 2391, PAGE 1384; OFFICIAL RECORDS BOOK 2406, PAGE 2146; AND OFFICIAL RECORDS BOOK 2647, PAGE 2618, ALL OF THE PUBLIC RECORDS OF BREVARD COUNTY, FLORIDA, LESS AND EXCEPT ROAD RIGHT-OF-WAY FOR LAMBERT ROAD AS DESCRIBED IN OFFICIAL RECORDS BOOK 2596, PAGE 847, THE SUBJECT PARCEL BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT THE SOUTHEAST CORNER OF SAID SECTION 12; THENCE NORTH 00 DEGREES 03 MINUTES 42 SECONDS WEST, ALONG THE EAST LINE OF SAID SECTION 12, FOR A DISTANCE OF 250.00 FEET TO THE POINT OF BEGINNING BEING THE SOUTHEAST CORNER OF THOSE LANDS AS DESCRIBED IN OFFICIAL RECORDS BOOK 2406, PAGE 2146; THENCE NORTH 89 DEGREES 13 MINUTES 18 SECONDS WEST, ALONG THE SOUTH LINE OF SAID LANDS AND THE SOUTH LINE OF THOSE LANDS AS DESCRIBED IN OFFICIAL RECORDS BOOK 2647, PAGE 2618,FOR A DISTANCE OF 562.03 FEET TO THE SOUTHWEST CORNER OF THOSE LANDS AS DESCRIBED IN SAID OFFICIAL RECORDS BOOK 2647, PAGE 2618; THENCE NORTH 04 DEGREES 46 MINUTES 42 SECONDS EAST, ALONG THE WEST LINE OF SAID LANDS, FOR A DISTANCE OF 885.23 FEET TO THE NORTHWEST CORNER OF SAID LANDS, BEING A POINT ON THE SOUTH LINE OF THE CANAVERAL PORT AUTHORITY BARGE CANAL AS RECORDED IN DEED BOOK 329 AT PAGES 572 THROUGH 600 OF THE PUBLIC RECORDS OF BREVARD COUNTY, FLORIDA; THENCE NORTH 89 DEGREES 46 MINUTES 46 SECONDS EAST, ALONG SAID SOUTH LINE ALSO BEING THE NORTH LINE OF OFFICIAL RECORDS BOOK 2647, PAGE 2618 AND OFFICIAL RECORDS BOOK 2406, PAGE 2146, FOR A DISTANCE OF 487.28 FEET TO A POINT ON THE EAST LINE OF SAID SECTION 12; THENCE NORTH 00 DEGREES 03 MINUTES 42 SECONDS WEST, ALONG SAID EAST LINE, FOR A DISTANCE OF 50.00 FEET TO THE NORTHWEST CORNER OF THOSE LANDS AS DESCRIBED IN SAID OFFICIAL RECORDS BOOK 2374, PAGE 1636, ALSO BEING ON THE SOUTH LINE OF SAID CANAVERAL PORT AUTHORITY BARGE CANAL;THENCE NORTH 89 DEGREES 46 MINUTES 46 SECONDS EAST, ALONG SOUTH LINE AND THE NORTH LINE OF THOSE LANDS DESCRIBED IN SAID OFFICIAL RECORDS BOOK 2374, PAGE 1636, OFFICIAL RECORDS BOOK 2391, PAGE 80, AND OFFICIAL RECORDS BOOK 2391, PAGE 1384, A DISTANCE OF 1200.00 FEET; THENCE RUN THE FOLLOWING THREE (3) COURSES AND DISTANCES ALONG THE EAST LINE OF SAID LANDS AS DESCRIBED IN OFFICIAL RECORDS BOOK 2391, PAGE 1384: 1) SOUTH 00

DEGREES 03 MINUTES 42 SECONDS EAST, FOR A DISTANCE OF 675.76 FEET; 2)

SOUTH 04 DEGREES 31 MINUTES 25 SECONDS WEST, FOR A DISTANCE OF 50.04

FEET; 3) SOUTH 00 DEGREES 03 MINUTES 42 SECONDS EAST, FOR A DISTANCE OF 266.13 FEET TO THE NORTH LINE OF LAMBERT ROAD DESCRIBED IN OFFICIAL RECORDS BOOK 2596, PAGE 847; THENCE SOUTH 89 DEGREES 47 MINUTES 02 SECONDS WEST ALONG SAID NORTH RIGHT-OF-WAY LINE A DISTANCE OF 1121.73 FEET TO A POINT ON THE SOUTHERLY LINE OF AFORESAID PROPERTY DESCRIBED IN OFFICIAL RECORDS BOOK 2374, PAGE 1636; THENCE NORTHERLY, ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 66 FEET, A CENTRAL ANGLE OF 29 DEGREES 09 MINUTES 57 SECONDS AND CHORD BEARING NORTH 14 DEGREES 38 MINUTES 41 SECONDS WEST, AN ARC DISTANCE OF 33.60 FEET TO A POINT OF TANGENCY; THENCE THE FOLLOWING TWO (2) COURSES AND DISTANCES ALONG SAID SOUTHERLY LINE OF PROPERTY DESCRIBED IN OFFICIAL RECORDS BOOK 2374, PAGE 1636: 1) NORTH 00 DEGREES 03 MINUTES 42 SECONDS WEST, FOR A DISTANCE OF 82.66 FEET; 2)

NORTH 89 DEGREES 13 MINUTES 08 SECONDS WEST, FOR A DISTANCE OF 66.04 FEET TO A POINT ON THE EAST LINE OF SAID SECTION 12; THENCE SOUTH 00 DEGREES 03 MINUTES 42 SECONDS EAST, ALONG SAID LINE, FOR A DISTANCE OF 66.00 FEET TO THE POINT OF BEGINNING.

PARCEL II: (NON-EXCLUSIVE EASEMENT ESTATE):

TOGETHER WITH A NON-EXCLUSIVE EASEMENT FOR THE BENEFIT OF PARCEL I AS SET FORTH IN GRANT OF EASEMENT RECORDED IN OFFICIAL RECORDS BOOK 2382, PAGE 2427, AND OFFICIAL RECORDS BOOK 2399, PAGE 618, OF THE PUBLIC RECORDS OF BREVARD COUNTY, FLORIDA, LESS AND EXCEPT ANY PORTION THEREOF LYING WITHIN THE ROAD RIGHT-OF-WAY OF SEA RAY DRIVE.

PARCEL III: (NON-EXCLUSIVE EASEMENT ESTATE):

TOGETHER WITH A NON-EXCLUSIVE EASEMENT FOR THE BENEFIT OF PARCEL I AS SET FORTH IN CORRECTIVE GRANT OF EASEMENT RECORDED IN OFFICIAL RECORDS BOOK 2422, PAGE 2457, OF THE PUBLIC RECORDS OF BREVARD COUNTY, FLORIDA, LESS AND EXCEPT ANY PORTION THEREOF LYING WITHIN THE ROAD RIGHT-OF-WAY OF SEA RAY DRIVE.

PARCEL IV: (NON-EXCLUSIVE EASEMENT ESTATE):

TOGETHER WITH A NON-EXCLUSIVE EASEMENT FOR THE BENEFIT OF PARCEL I AS SET FORTH IN EASEMENT RECORDED IN OFFICIAL RECORDS BOOK 2647, PAGE 2622, AND ASSIGNED IN OFFICIAL RECORDS 3796, PAGE 938, OF THE PUBLIC RECORDS OF BREVARD COUNTY, FLORIDA.

PARCEL V: (LEASEHOLD ESTATE):

LEASEHOLD ESTATE CREATED UNDER THAT CERTAIN LEASE AGREEMENT BY AND BETWEEN CANAVERAL PORT AUTHORITY, LESSOR, AND SEA RAY DIVISION OF BRUNSWICK CORPORATION, LESSEE, DATED APRIL 1, 1998, RECORDED IN OFFICIAL RECORDS BOOK 3830, PAGE 1252, AS ASSIGNED TO VECTORWORKS MERRITT ISLAND, LLC BY ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT RECORDED IN OFFICIAL RECORDS BOOK 6594, PAGE 1993, AS AMENDED BY MEMORANDUM OF AMENDED LEASE RECORDED IN OFFICIAL RECORDS BOOK 8887, PAGE 2695, OF THE PUBLIC RECORDS OF BREVARD COUNTY, FLORIDA, DEMISING THE FOLLOWING DESCRIBED LANDS:

A PART OF SECTION 7, TOWNSHIP 24 SOUTH, RANGE 37 EAST, BREVARD COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: FROM THE SOUTHWEST CORNER OF AFORESAID SECTION 7, TOWNSHIP 24 SOUTH, RANGE 37 EAST, RUN NORTH 00 DEGREES 03 MINUTES 42 SECONDS WEST ALONG THE WEST LINE OF SAID SECTION 7, A DISTANCE OF 250.00 FEET TO THE NORTHERLY RIGHT-OF-WAY LINE OF LAMBERT ROAD AND THE SOUTHEAST CORNER OF PROPERTY DESCRIBED IN OFFICIAL RECORDS BOOK 2406, PAGE 2146, PUBLIC RECORDS OF BREVARD COUNTY, FLORIDA; THENCE CONTINUE NORTH 00 DEGREES 03 MINUTES 42 SECONDS WEST, ALONG SAID WEST LINE OF SECTION 7, A DISTANCE OF 941.66 FEET TO A JOG CORNER IN THE SOUTH RIGHT-OF-WAY LINE OF THE CANAVERAL PORT AUTHORITY BARGE CANAL RIGHT-OF-WAY; THENCE NORTH 89 DEGREEES 46 MINUTES 46 SECONDS EAST, ALONG SAID SOUTH RIGHT-OF-WAY LINE OF THE BARGE CANAL RIGHT-OF-WAY, A DISTANCE OF 445.00 FEET TO THE POINT OF BEGINNING OF THE HEREIN DESCRIBED PARCEL; THENCE NORTH 00 DEGREES 13 MINUTES 14 SECONDS WEST, A DISTANCE OF 128 FEET, MORE OR LESS, TO THE SOUTHERLY WATER'S EDGE OF AFORESAID CANAVERAL PORT AUTHORITY BARGE CANAL; THENCE EASTERLY ALONG THE SOUTHERLY WATER'S EDGE OF SAID BARGE CANAL, A DISTANCE OF 401 FEET, MORE OR LESS; THENCE SOUTH 00 DEGREES 13 MINUTES 14 SECONDS EAST, A DISTANCE OF 132 FEET, MORE OR LESS, TO AFORESAID SOUTH RIGHT-OF-WAY LINE OF THE BARGE CANAL RIGHT-OF-WAY; THENCE SOUTH 89 DEGREES 46 MINUTES 46 SECONDS WEST, A DISTANCE OF 400.00 FEET TO THE POINT OF BEGINNING.

EXHIBIT B

THE PERSONAL PROPERTY

Asset Number	Asset Description	In Svc Date
Class = AE
001917	Travel Lift for Aviara
	000	06/30/18
001938	MVP Putty Unit SN#TS17505
	001	10/15/18
002051	Posi turner for Aviara
	000	02/15/19
002225	Aviara Wet Gun
	000	02/15/20
002283	70 Ton Travel Lift
	000	12/01/20
002284	Compressor 100 HP
	000	12/01/20
002285	Dryer 460 Volt
	000	12/01/20
002286	Eastman CNC Cutter
	000	12/01/20
002287	Oil Luve Vane Vaccum Pump
	000	12/01/20
002288	Electric Forklift
	000	12/01/20
002289	2009 Forklift
	000	12/01/20
002291	Double Needle Machine
	000	12/01/20
002292	4WD Diesel Boom Lift
	000	12/01/20
002293	Quilting Machine
	000	12/01/20
002294	2007 CAT C5000LP Forklift
	000	12/01/20
002295	Fabric Carousel
	000	12/01/20
002296	(4) - Digital Crane Scales 40,000 x 10 lbs.
	000	12/01/20
002299	GEN-MIBW-Assets-Shelving _ MIBW - Assets - Weldshop Shelving
	000	12/01/20
002300	Warehouse Racks
	000	12/01/20
Class = AE

002301	Tractor Large Capacity

	000	11/01/20
002308	Gel Guns
	000	12/15/20
002309	Zund Cutter
	000	12/15/20
002313	Golf Cart
	000	12/15/20
002314	2 AC Units for Mfg. Line (Spot Coolers)
	000	12/15/20
002325	Tractor Large Capacity (Additional Charges)
	000	12/15/20
002330	Toyota Fork Lift (Propane)
	000	12/01/20
002337	Zund Cutter - Freight Charges (SYS 2309)
	000	02/01/21
002346	Aviara -2 Chopper Systems
	000	10/15/18
002350	KOMO CNC Machine - Xtreme XL 510
	000	02/01/21
002353	Bins, Carts, Drum Dolly, Fork Lift Extension, Plasitc Pallets
	000	03/22/21
002354	Outdoor Booth Alterations (Removal)
	000	03/24/21
002361	Gel Guns
	002	03/23/21
002362	Fuel Tank
	000	03/24/21
002388	Material Picker
	000	05/08/21
002390	Zund Cutter - Additional Charges - SYS 2309-2337
	000	05/01/21
002391	Zund Fiberglass Carousel
	000	05/01/21
002393	Brush Hog
	000	05/03/21
002394	Lamination Lab Equipment
	000	05/03/21
002396	Light RTM
	000	05/01/21
Class = AE
002397	Additional Charges - KOMO CNC Machine - sYS 2350
	000	05/01/21
002398	Clean Air System - Large Grinding Booth
	000	05/01/21
002410	Clean Air System - Lg Grinding Booth
	000	06/05/21
002430	2 HV-55-1510-EXLR-T Vacumm w/S'ush, Jack & 55 Gal Explosion Proof Silencer
	000	07/01/21
002431	Komo Vacuum System

000	07/01/21

002432	Travel Lift Maintenance
	000	07/01/21
002453	Chop Guns
	000	08/02/21
002454	Toyota 8FGU25 Internal Combustion Lift Truck
	000	08/02/21
002469	Chop Guns
	000	09/01/21
002489	Relocate 2 3 Ton Cranes
	000	10/01/21
002523	MVP Chop Guns
	000	12/01/21
002525	Reach Forklift
	000	12/12/21
002529	Patrior Internal Mix FIT Chopper System
	000	01/03/22
002557	Toyota Forklift
	000	03/01/22
002599	MasterMovers
	000	06/30/22
002600	Aircraft Tow Tractor
	000	06/30/22
002601	40 Foot Container
	000	06/30/22
002610	Radio System Upgrade
	000	07/29/22
002624	Stocker 1000lb 64in Movalbe Hydraulic Lift
	000	08/24/22
002633	Lamination Layout Changes
	000	09/26/22
Class = AE
002634	Data Acquisition Computer Test Equipment
	000	09/01/22
002649	MVP Innovator Unit
	000	11/17/22
002650	MVP Patriot Chop Units (2)
	000	11/17/22
002664	RRID RTM Printer
	000	12/21/22
002665	RFID RTM Sandbox
	000	12/21/22
002671	Camera Upgrade
	000	01/01/23
002686	Baler
	000	03/24/23
002700	Repair 2 Cranes
	000	05/25/23
002701	Shop Fans
	000	05/25/23

002702	Bulk Resin Tankers

	000	05/26/23
002733	Warehouse Racks for AV28
	000	07/01/23
002771	Monorail w/ Hoist + Cranes AV26+28
	000	10/24/23
002772	Grizzly Metal Cutting Band Saw
	000	10/24/23
002773	5S Self Dumping Hopper
	000	10/02/23
002777	1 AV Fork Truck
	000	05/02/23
002784	MVP Adhesive Unit
	000	11/01/23
002791	Zund Nesting/Additional License
	000	12/01/23
002794	Safety Ladder
	000	12/31/23
Class = AE
002809	Viscometer for Gel & Resin Testing
	000	04/01/24
002810	MVP Gel Gun
	000	04/11/24
002822	Upgrade new PI Area
	000	06/28/24
002824	Equipment for Building Expansion
	000	06/26/24
Class = AI
002306	Interior paint booth removal in Lam building
	000	12/15/20
002307	Mold Patch Concrete Repair
	000	12/29/20
002315	Assembly Mezzanine Move
	000	12/15/20
002379	New Lighting in LAM
	000	04/29/21
002395	Facilities Maintenance
	000	05/01/21
002518	Gel Coat Booth
	000	12/01/21
002519	Large Grinding Booth
	000	12/01/21
002520	Small Grinding Booth
	000	12/01/21
002521	Outdoor Booth Alterations
Class = AI
	000	12/01/21
002530	High Bay Lights in Assembly

000	01/27/22

002579	Diesel Fire Pump
	000	04/04/22
002597	Heaters in Lamination
	000	06/30/22
002598	Lamination Layout Changes
	000	06/30/22
002632	Aviara Sign
	000	09/01/22
002667	5 Ton Trane Split System AC Unit
	000	12/01/22
002720	Replace AC in LAM Warehouse
	000	06/28/23
002732	Engineering Review Build Layout Mods
	000	07/01/23
002741	Modular Office in Assembly
	000	08/01/23
002775	P-2 Lighting Project
	000	10/24/23
002776	Assembly Air, Vac + Electric
	000	10/24/23
002793	Engineering Office Layout - Additional
	000	12/01/23
002795	Assembly Air, Vacuum and Electric Improvements
	000	12/12/23
002811	Gutter Repair
	000	04/01/24
Class = AL
002281	Land - Merritt Island Facility
	000	11/01/20
002336	Reallocation Property Taxes - Land 2281
	000	01/15/21
Class = AB
002282	Building Purchase - Merritt Island
	000	11/01/20
002311	Building Purchase - Merrit Island (Additional Charges)
	000	12/15/20
002331	Aviara Building Purchase - Additional Legal Fees
	000	12/15/20
002499	Cost Seqregation Study - Land Improvement
	000	11/01/20
002500	Cost Segregation Study - Personal Property
	000	11/01/20
002501	Cost Segregtation Study - Information Systems
	000	11/01/20
002502	Cost Segregation Study - Machinery & Equipment

000	11/01/20

002503	Cost Segregation Study - Dry Docks
	000	11/01/20
002806	Final Finish Building
	000	03/11/24
002807	Building Expansion Maintenance Building
	000	03/11/24
002815	Building Expansion
	000	05/01/24
002821	Fire Suppression System
	000	06/28/24
002766	Engineering Office Layout
	000	09/29/23
002801	Engineering Office Layout
	000	02/23/24

EXHIBIT C

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is made and entered this day of , 2024, by and between AVIARA BOATS, LLC, a Tennessee limited liability company whose principal place of business is located at 100 Cherokee Cove Drive, Vonore, Tennessee 37885 (“Seller”); RMI HOLDINGS, INC., a Florida corporation whose principal place of business is located at 2300 Jetport Drive, Orlando, Florida 32809 (“Buyer”); and GOLDMAN, MONAGHAN, THAKKAR & BETTIN, P.A., a Florida professional association with an address of 96 Willard Street, #302, Cocoa, Florida 32922 (“Title Company”).

W I T N E S S E T H:

WHEREAS, Buyer and Seller are parties to a Purchase and Sale Agreement with an Effective Date of September , 2024 (the “PSA”), to which this Escrow Agreement is attached as Exhibit C, for Buyer to purchase from Seller a tract of real property and improvements thereon located at 1200-1230 Nautical Way, Merritt Island, Florida 32952, said property being more particularly described on Exhibit A to the PSA (the “Real Property”); and

WHEREAS, the PSA requires Buyer to deposit with Title Company the Earnest Money (as defined in Section 4 of the PSA), to be held and disbursed by Title Company in accordance with the terms and conditions of the Agreement; and

WHEREAS, Buyer, Seller and Title Company desire to enter into this Agreement to establish and delineate Title Company’s rights and obligations with respect to the PSA and the Earnest Money thereunder.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the parties agree as follows:

1.
Definitions. For all purposes of this Agreement, unless otherwise expressly provided in this Agreement or unless the context in which such term is used indicates a contrary intent, capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the PSA.

2.
Escrow Deposit. Within three (3) business days following the Effective Date of the PSA, Buyer shall deliver to Title Company the Earnest Money in the amount of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) in cash. Upon receipt of the Earnest Money from Buyer, Title Company shall (i) notify Seller of its receipt of the Earnest Money, (ii) execute this Agreement and promptly provide a fully executed copy hereof to both Buyer and Seller, and (iii) deposit the Earnest Money in an interest bearing account, subject to the remaining terms and conditions of the PSA and this Agreement. The Earnest Money shall also be hereinafter referred to as the “Escrow Funds.”

3.
Duties and Responsibilities of Title Company.

(a)
Title Company (i) shall not be responsible for any of the agreements referred to herein but shall be obligated only for the performance of such duties as are specifically set forth in this Agreement; (ii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability unless it shall have been furnished with acceptable indemnification; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof, and (iv) may consult counsel satisfactory to it, including house counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

(b)
Neither the Title Company nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence or willful misconduct. Buyer and Seller, jointly and severally, covenant and agree to indemnify Title Company and hold it harmless, without limitation, from and against any loss, liability or expense of any nature incurred by Title Company arising out of or in connection with this Agreement or with the administration of its duties hereunder, including, but not limited to legal fees and other costs and expenses of defending or preparing to defend against any claim or liability in the premises, unless such loss, liability or expense shall be caused by Title Company’s willful misconduct or gross negligence. In no event shall Title Company be liable for indirect, special or consequential damages.

(c)
Buyer and Seller, jointly and severally, shall assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of the Escrow Funds under this Agreement, and shall indemnify and hold Title Company harmless from and against any taxes, additions for late payment, interest, penalties and other expenses that may be assessed against Title Company for its activities under this Agreement.

4.
Termination. This Agreement shall terminate on the date Title Company no longer holds any Escrow Funds hereunder. Prior to such date, this Agreement may be amended or terminated only by an instrument in writing duly executed by Buyer and Seller and delivered to Title Company; provided, however, that the duties, liabilities and obligations of Title Company shall not be increased or modified without its written consent. The Title Company shall not be responsible to solicit any documents or notices referred to in this Escrow Agreement.

5.
Notices. Notices under this Agreement shall be given as between the parties as provided in Section 29 of the Contract.

6.
Binding Effect. This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns.

7.
Modifications. This Agreement may not be altered or modified without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.

8.
General Provisions.

8.1
Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof, and specifically with respect to the responsibilities of Title Company in holding and disbursing the Escrow Funds, and supersedes all other prior proposals, agreements, understandings and communications, whether oral or written, and no other promises, agreements or understandings between them shall be binding unless set forth in writing and signed by both parties. Each party hereby acknowledges that they have read this Agreement, understand it, and agree to be bound by its terms and conditions, and that they have executed the same of their own free will, respectively.

8.2
Time of Essence. Time is of the essence with respect to all matters to be performed pursuant to this Agreement.

8.3
Amendment. No portion of this Agreement may be amended, modified, revoked or waived except by a written instrument signed by a duly authorized representative of each of the parties hereto.

8.4
Assignment. This Agreement is personal to the parties hereto. Therefore, none of the parties may assign or transfer this Agreement, or its respective rights or obligations under this Agreement, without the prior written consent of all of the other parties hereto.
8.5
Severability. If any portion of the Agreement should ever be declared invalid or unenforceable for any reason, such invalidity shall not affect the remaining provisions of the Agreement and the parties hereto shall use their best efforts to agree upon a replacement for such invalid or unenforceable provision in terms which correspond as closely as possible to the original provision. However, if such replacement is unable to be accomplished then the same will be deemed omitted, and the validity and/or enforceability of the remaining provisions of this Agreement will not in any way be effected or impaired thereby.
8.6
Governing Law. The validity, construction, and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflict of law or choice of law principles thereof.

8.7
Jurisdiction and Venue. Each of the parties irrevocably and unconditionally: (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement shall be in the state courts of Brevard County, Florida or the United States District Court for the Middle District of Florida, Orlando Division; (b) consents to the jurisdiction of such courts in any such suit, action or proceeding; and (c) waives any objection which it may have to the laying of venue in those courts of any such suit, action or proceeding in any of such courts.

8.8
Headings. The headings used in this Agreement have been inserted only for purposes of convenience and the same shall not be construed or interpreted so as to limit or define the intent or the scope of any part of this Agreement.

8.9
Construction of Agreement. This Agreement shall not be construed more strictly for or against any party by reason of such party’s drafting of this Agreement, and each and every provision of this Agreement shall be construed as though all parties hereto participated equally in the drafting thereof. As a result of the foregoing, any rule of construction that a document is to be construed against the drafting party shall not be applicable.

8.9 Counterparts. This Agreement may be executed in any number of separate counterparts by the parties hereto, each of which, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument. Any signature page from any such counterpart may be attached to any other counterpart to complete a fully executed counterpart of this Agreement. Signatures to this Agreement (or to any assignment or amendment to this Agreement) transmitted in a commonly accepted electronic format that reproduces an image of the actual executed signature page shall be deemed a binding original and shall have the same legal effect, validity, and enforceability as a manually executed counterpart of the document to the extent and as provided for in the Federal Electronic Signatures in Global and National Commerce Act and the applicable state law based on the Uniform Electronic Transactions Act.

[Signatures on Following Page.]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed as of the date first above written.

SELLER: BUYER:

AVIARA BOATS, LLC,

a Tennessee limited liability company

By: /s/ Timothy M. Oxley

Name: Timothy M. Oxley

Title: CFO

Date:9/10/24

RMI HOLDINGS, INC.,

a Florida corporation

By: /s/ Duane Kuck

Name: Duane Kuck

Title: President

Date: 9/11/24

TITLE COMPANY:

GOLDMAN, MONAGHAN, THAKKAR & BETTIN, P.A.,

a Florida professional association

By: /s/ Mitchell S. Goldman

Name: Mitchell S. Goldman

Title: President

Date: 9/11/24

EXHIBIT D

PROPERTY INFORMATION

1.
Copy of most recent title report or Seller’s title policy for the Real Property.

2.
Copy of most recent survey of the Real Property.

3.
Copies of all current leases, including any modifications, supplements, or amendments.

4.
A current inventory of all Personal Property to be conveyed under this Agreement and copies of any leases for such Personal Property.

5.
Copies of all previous environmental assessments, geotechnical reports, studies, or analyses made on or relating to the Real Property.

6.
Copies of any recent appraisals conducted for the Real Property (within the past two (2) years).

7.
Copies of any inspection reports related to the Property.